EXHIBIT 10.7

                                 MERCANTILE BANK
                               EXECUTIVE SEVERANCE
                                    PAY PLAN

                                  INTRODUCTION

         The purpose of the Mercantile Bank Executive Severance Pay Plan (the "Plan") is to enable Mercantile Bank (the "Company") to offer a form of protection to the officers and other key employees of the Company and its Affiliates in the event their employment with the Company and its Affiliates terminates.

         Accordingly, the Company's Board of Directors, upon the recommendation of the Compensation Committee, has adopted this Plan effective May 30, 2000 for selected officers and key employees of the Company and its Affiliates in an effort to assist in replacing the loss of income caused by a termination of employment under the circumstances described herein.

         Except as specifically provided herein with respect to individual employment agreements and any agreements providing payments in connection with a change of control of the Company, this Plan amends and supersedes any severance plans, policies and/or practices of the Company in effect for employees who participate in the Plan.


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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS......................................................1

   1.1   "ACCRUED OBLIGATIONS".............................................1

   1.2   "AFFILIATE".......................................................1

   1.3   "BOARD"...........................................................1

   1.4   "CAUSE"...........................................................1

   1.5   "CHANGE IN CONTROL"...............................................2

   1.6   "CODE"............................................................4

   1.7   "COMMITTEE".......................................................4

   1.8   "COMPANY".........................................................4

   1.9   "COMPETITION".....................................................4

   1.10  "DATE OF TERMINATION".............................................5

   1.11  "DISABILITY"......................................................5

   1.12  "EFFECTIVE DATE"..................................................5

   1.13  "ELIGIBLE EMPLOYEE"...............................................5

   1.14  "EMPLOYEE"........................................................5

   1.15  "EMPLOYER"........................................................5

   1.16  "EXCHANGE ACT"....................................................6

   1.17  "EXCLUDED PERSON".................................................6

   1.18  "GOOD REASON".....................................................6

   1.19  "PARTICIPANT".....................................................7

   1.20  "PARTICIPATION AGREEMENT".........................................7

   1.21  "PLAN"............................................................7

   1.22  "QUALIFYING EVENT"................................................8

   1.23  "RETIREMENT"......................................................8

   1.24  "SALARY"..........................................................8

   1.25  "SEVERANCE PERIOD"................................................8

   1.26  "TIER I EXECUTIVE"................................................8

   1.27  "TIER II EXECUTIVE"...............................................9

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ARTICLE II PLAN PARTICIPATION.............................................10

   2.1   PARTICIPATION....................................................10

   2.2   TERMINATION OF PARTICIPATION.....................................10

   2.3   REEMPLOYMENT.....................................................10


ARTICLE III TERMINATION BENEFITS..........................................11

   3.1   TERMINATION FOR RETIREMENT, DISABILITY OR DEATH..................11

   3.2   QUALIFYING EVENTS................................................11

   3.3   OTHER TERMINATION CIRCUMSTANCES..................................12

   3.4   BENEFIT REDUCTIONS AND OTHER LIMITATIONS.........................12

   3.5   RELEASE..........................................................13

   3.6   EXCISE TAX EQUALIZATION PAYMENT..................................14


ARTICLE IV FUNDING........................................................15

   4.1   FUNDING..........................................................15


ARTICLE V ADMINISTRATION OF THE PLAN......................................16

   5.1   PLAN ADMINISTRATOR...............................................16

   5.2   REIMBURSEMENT OF EXPENSES OF PLAN COMMITTEE......................16

   5.3   ACTION BY MAJORITY OF THE PLAN COMMITTEE.........................16

   5.4   INTERNAL STRUCTURE OF PLAN COMMITTEE.............................16

   5.5   DECISIONS OF PLAN COMMITTEE ARE BINDING ON ALL PERSONS...........17

   5.6   DELEGATION OF AUTHORITY..........................................18

   5.7   RETENTION OF PROFESSIONAL ASSISTANCE.............................18

   5.8   ACCOUNTS AND RECORDS.............................................18

   5.9   COMPLIANCE WITH APPLICABLE LAW...................................18

   5.10  LIABILITY........................................................19

   5.11  INDEMNIFICATION..................................................19

   5.12  CLAIMS PROCEDURE.................................................19


ARTICLE VI AMENDMENT AND TERMINATION......................................22

   6.1   AMENDMENT AND TERMINATION........................................22

   6.2   EFFECT OF TERMINATION............................................22

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ARTICLE VII PARTICIPATING EMPLOYERS AND SUCCESSORS........................23

   7.1   PARTICIPATING EMPLOYERS..........................................23

   7.2   SUCCESSORS.......................................................23


ARTICLE VIII MISCELLANEOUS................................................25

   8.1   CONFIDENTIAL INFORMATION.........................................25

   8.2   RIGHTS OF EMPLOYEES..............................................25

   8.3   ACCELERATION.....................................................26

   8.4   HEADINGS.........................................................26

   8.5   USE OF WORDS.....................................................26

   8.6   CONTROLLING LAW..................................................26

   8.7   WITHHOLDING......................................................26

   8.8   SEVERABILITY.....................................................26

   8.9   INCOMPETENCY.....................................................27

   8.10  PAYMENTS TO A MINOR..............................................27

   8.11  ASSIGNMENT AND ALIENATION........................................27

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                                   ARTICLE I

                                   DEFINITIONS

     1.1 "ACCRUED OBLIGATIONS" shall mean collectively (i) prompt payment of any unpaid Salary, unpaid annual incentive compensation (for the preceding fiscal year) and any accrued vacation, (ii) prompt reimbursement for any unreimbursed business expenses incurred prior to the date of termination, and (iii) any amounts, benefits or fringes due under any equity, benefit or fringe plan, grant or program in accordance with the terms of said plan, grant or program but without duplication.

     1.2 "AFFILIATE" shall mean any entity that is a "subsidiary corporation" with regard to the Company within the meaning of Section 424(f) of the Code or a "parent corporation" with regard to the Company within the meaning of Section 424(e) of the Code. An entity shall be deemed an Affiliate only for such periods as the requisite ownership relationship is maintained.

     1.3 "BOARD" shall mean the Board of Directors of the Company.

     1.4 "CAUSE" shall mean (i) without Good Reason, the refusal or willful failure by the Employee to substantially perform his or her duties, (ii) the Employee's dishonesty, willful misconduct, misappropriation, breach of fiduciary duty or fraud with regard to the Company or any Affiliate or any of their assets or business, or (iii) the Employee's conviction of a felony (other than a traffic violation) or any other crime involving, in the sole discretion of the Committee, moral turpitude. Notwithstanding the preceding, in the case where there is a valid and

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enforceable employment agreement between the Employee and the Employer at the time the event occurs that defines the term "Cause", "Cause" shall have the meaning set forth therein.

     1.5 "CHANGE IN CONTROL" shall mean the occurrence of any one of the following events or conditions:

          (a) upon any Excluded Persons becoming the owner (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company (including, without limitation, securities owned by the person at the time of any increase in ownership) representing a percentage of the combined voting power of the Company's then outstanding securities that is greater than 51% of the combined voting power of the Company's then outstanding securities beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act);

          (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this section) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company whose election by the Board of Directors or nomination for election by the Company's stockholders was approved


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by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

          (c) upon the merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

          (d) upon the approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

     Notwithstanding anything in this Plan to the contrary, in no event shall a Change in Control be deemed to have occurred with respect to a Participant, if that Participant is part of a purchasing group that consummates the Change in Control transaction. The Participant shall be deemed "part of a purchasing group"


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for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than three percent (3%) of the voting securities of the purchasing company or (ii) ownership of equity participation in the purchasing company or group that is otherwise deemed not to be significant, as determined prior to the Change in Control by a majority of the continuing non-employee directors).

     1.6 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     1.7 "COMMITTEE" shall mean the Compensation Committee of the Board or an administrative committee appointed by the Compensation Committee.

     1.8 "COMPANY" shall mean Mercantile Bank, a Florida corporation, and any successor thereto in accordance with Section 7.2 of the Plan.

     1.9 "COMPETITION" shall mean the

          (a) accepting, performing, or supervising the full or partial duties of any position in any company or entity in a business in competition with any business conducted by the Company or any Affiliate, provided, however, that Competition shall not include any activity engaged in with the prior written approval of the Board or the Committee;

          (b) intentional recruiting, soliciting or inducing, of any employee or employees of the Company or an Affiliate to terminate their


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employment with, or otherwise cease their relationship with the Company or any such Affiliate; or

          (c) soliciting, encouraging, or discussing with any person, firm, corporation or any business entity who are customers or potential customers of the Company or an Affiliate to cease doing business with the Company or an Affiliate and/or employees of the Company or Affiliate.

     1.10 "DATE OF TERMINATION" shall mean the date a Participant's employment relationship with the Company or an Affiliate is severed.

     1.11 "DISABILITY" shall mean the inability of a Participant, due to injury, illness, disease, or bodily or mental infirmity, to engage in the performance of substantially all of the usual duties of the Participant's employment with the Employer, as determined by the Committee in reliance on medical advice from one
(1) or more individuals selected by the Committee who are qualified to give such professional medical advice.

     1.12 "EFFECTIVE DATE" shall mean May 30, 2000.

     1.13 "ELIGIBLE EMPLOYEE" shall mean an Employee who is determined by the Committee to be eligible to participate in the Plan.

     1.14 "EMPLOYEE" shall mean any officer, member of senior management or other key employee employed by an Employer.

     1.15 "EMPLOYER" shall mean the Company and any Affiliate which has adopted this Plan in accordance with Section 7.1 hereof.

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     1.16 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934.

     1.17 "EXCLUDED PERSON" shall mean any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than (i) a trustee or other fiduciary holding securities under any employee benefit plan of the Company; or
(ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     1.18 "GOOD REASON" shall mean (i) the assignment of the Participant to duties materially inconsistent with the Participant's authorities, duties, responsibilities, and status (including offices, titles, and reporting requirements) as an employee of the Employer, or a reduction or alteration in the nature or status of the Participant's authorities, duties, or responsibilities from those in effect during the immediately preceding fiscal year; (ii) without the Participant's consent, action by the Employer requiring the Participant to be based at a location which is at least fifty (50) miles further from the Participant's current primary residence than is such residence from the Employer's current headquarters, except for required travel on the Employer's business to an extent substantially consistent with the Participant's business obligations as of the Effective Date; (iii) a reduction by the Employer in the Participant's Salary as in effect on the Effective Date or as the same shall be increased from time to time; (iv) a material reduction in the Participant's level of participation in any of the Employer's short- and/or long-term incentive compensation plans, or employee benefit or retirement plans, policies,

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practices, or arrangements in which the Participant participates as of the
Effective Date; provided, however, that reductions in the levels of participation in any such plans shall not be deemed to be "Good Reason" if the Participant's reduced level of participation in each such program remains substantially consistent with the average level of participation of other executives who have positions commensurate with the Participant's position; (v) the Employer's failure to obtain a satisfactory agreement from any successor to the Employer to assume the obligations under this Plan in accordance with
Section 7.2; or (vi) the failure of the Employer to comply with any other material provision of this Plan. Notwithstanding the preceding, in the case where there is a valid and enforceable employment agreement between the Employee and the Employer that defines "Good Reason", "Good Reason" shall have the meaning set forth therein.

     1.19 "PARTICIPANT" shall mean any Eligible Employee who is participating in the Plan pursuant to Article II hereof.

     1.20 "PARTICIPATION AGREEMENT" shall mean an agreement, a form of which is attached hereto as Exhibit A, providing that the Eligible Employee (or an authorized representative thereof) has reviewed the Plan and agrees to be bound by its terms in consideration for the payment of any benefits thereunder.

     1.21 "PLAN" shall mean the Mercantile Bank Executive Severance Pay Plan.

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     1.22 "QUALIFYING EVENT" shall mean a termination of a Participant's employment by (A) the Employer without Cause or (B) the Participant for Good Reason.

     1.23 "RETIREMENT" shall mean the date on which the Participant ceases to work after reaching the age of 65.

     1.24 "SALARY" shall mean an Employee's annual base cash compensation rate for services paid by the Employer to the Employee, as reflected in the Employer's payroll records. Salary shall not include commissions, bonuses, overtime pay, incentive compensation, benefits paid under any qualified plan, any group medical, dental or other welfare benefit plan, non-cash compensation or any other additional compensation, but shall include amounts reduced pursuant to an Employee's salary reduction agreement under Sections 125 or 401(k) of the Code (if any) or a nonqualified elective deferred compensation arrangement to the extent that in each such case the reduction is to base salary.

     1.25 "SEVERANCE PERIOD" shall mean (a) twenty-four (24) months in the case of a Tier I Executive or (b) twelve (12) months in the case of a Tier II Executive.

     1.26 "TIER I EXECUTIVE" shall mean an Eligible Employee who has been designated by the Committee as a Tier I Executive pursuant to Section 2.1 of this Plan.

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     1.27 "TIER II EXECUTIVE" shall mean an Eligible Employee who has been designated by the Committee as a Tier II Executive pursuant to Section 2.1 of this Plan.

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                                   ARTICLE II

                               PLAN PARTICIPATION

     2.1 PARTICIPATION. Each Eligible Employee shall become a Participant in the Plan as of the date he or she executes a Participation Agreement in substantially the form set forth on the attached Exhibit A. Eligible Employees shall be designated by the Committee as either Tier I or Tier II Executives and shall be identified on the attached Exhibit B to the Plan, as may be amended from time to time to reflect any Eligible Employees added after the Effective Date and those individuals who have terminated employment with the Employer.

     2.2 TERMINATION OF PARTICIPATION. An individual shall continue as a Participant under the Plan until all obligations due such individual (and if applicable, his family members and beneficiaries) under this Plan have been made or satisfied.

     2.3 REEMPLOYMENT. Any former Participant shall become a Participant only upon again becoming an Eligible Employee.

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                                  ARTICLE III

                              TERMINATION BENEFITS

     3.1 TERMINATION FOR RETIREMENT, DISABILITY OR DEATH. If a Participant's employment is terminated by reason of his or her death, Disability or Retirement, the Participant (or the Participant's surviving spouse or other beneficiary as so designated by the Participant during his or her lifetime, or the Participant's estate, as appropriate) shall be entitled, in lieu of any other payments or benefits, to all Accrued Obligations.

     3.2 QUALIFYING EVENTS. If a Qualifying Event occurs during the period commencing one-hundred eighty (180) days prior to the effective date of a Change in Control and terminating on the second anniversary of the effective date of a Change in Control, the Participant shall be entitled, in lieu of any other payments or benefits, to any Accrued Obligations and the following:

          (a) Continued payment of the Participant's Salary (in accordance with the Company's normal payroll practices), at the highest annual rate in effect at any time up to and including the Participant's Date of Termination, through the end of the Severance Period;

          (b) To the extent participating on the Participant's Date of Termination, continued coverage under the Company's medical, dental and group term life insurance plans for the Participant and, if applicable, his family (or the reimbursement for the costs of similar coverage if the Company is unable to provide

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coverage under the plans due to underwriting or plan restrictions or adverse tax consequences to the Company or the Participant) through the end of the Severance Period, at a monthly premium cost to the Participant at a rate equal to that being paid by active senior management employees of the Company from time to time, for equivalent coverage during the Severance Period; provided, however, that except as such continuation rights are protected by law, participation in such medical, dental and group term life insurance benefits shall correspondingly cease at such time as the Participant becomes eligible for a subsequent employer's medical, dental and/or life insurance coverage that provides coverage similar to the Company's coverage (or would become eligible if the Participant did not waive coverage) (the "Continued Insurance Coverage").

     3.3 OTHER TERMINATION CIRCUMSTANCES. If the Participant's employment is terminated (i) by an Employer for Cause or (ii) by the Participant in a manner not covered by Section 3.2, the Participant shall be entitled to his or her Accrued Obligations and no further payments or benefits shall be due the Participant from any Employer.

     3.4 BENEFIT REDUCTIONS AND OTHER LIMITATIONS.

          (a) EMPLOYMENT AGREEMENTS AND OTHER PAYMENTS. Any benefits (other than Accrued Obligations) payable to a Participant under Section 3.2 of this Plan shall be reduced by the amount of any other severance or termination payments payable by the Employer to the Participant under any valid and enforceable individual employment or severance agreement.

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          (b) NON-COMPETE. Notwithstanding anything else herein, in the event that the Committee shall determine, in its sole discretion, that a Participant has engaged in Competition during the first twelve months of the Severance Period, all benefits payable to the Participant under Section 3.2 of the Plan shall cease and the Severance Period shall end as of the date the Participant first engaged in such Competition. Any amounts paid after the date of such Competition shall promptly be refunded to the Employer by the Participant. If any restriction set forth in this Plan with regard to Competition is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

          (c) NONSOLICITATION. As a condition of receiving benefits hereunder, a Participant must agree that he or she shall not, for the Severance Period, directly or indirectly solicit, induce, influence or attempt to solicit, influence or induce, any employee, temporary employee, contractor, vendor or supplier of any Employer to terminate their employment or other relationship with such Employer.

     3.5 RELEASE. As a condition of receiving benefits hereunder, the Participant shall be required to provide the Employer with a release of all claims of any kind whatsoever against the Company and its Affiliates, their officers, directors and employees, known or unknown, as of the date of his or her termination of employment. The release shall be in such form as requested by the Company.

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     3.6 EXCISE TAX EQUALIZATION PAYMENT. In the event that a Participant becomes entitled to payments and/or benefits which would constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code, the provisions of Exhibit C will apply.


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                                   ARTICLE IV

                                     FUNDING

     4.1 FUNDING. The Plan shall be funded out of the general assets of the Employers as and when benefits are payable under the Plan. All Participants shall be solely general creditors of the Employers.


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                                   ARTICLE V

                           ADMINISTRATION OF THE PLAN

     5.1 PLAN ADMINISTRATOR. The general administration of the Plan on behalf of the Employers shall be placed with the Committee.

     5.2 REIMBURSEMENT OF EXPENSES OF PLAN COMMITTEE. The Company may, in its sole discretion, pay or reimburse the members of the Committee for all reasonable expenses incurred in connection with their duties hereunder.

     5.3 ACTION BY MAJORITY OF THE PLAN COMMITTEE. A majority of the members of the Committee at the time in office may do any act that the Plan authorizes or requires the Committee to do, and the action of such majority of the members expressed from time to time by a vote at a meeting (which may be telephonic), or in writing without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all the members.

     5.4 INTERNAL STRUCTURE OF PLAN COMMITTEE. The Chairman of the Committee shall be appointed by the Board, and the members of the Committee shall appoint a secretary, who need not be a member of the Committee. The Committee may appoint such subcommittees with such powers as it shall determine and, subject to any restriction or qualification contained in the resolution of the Committee establishing a subcommittee, any subcommittee shall have all the power

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and authority of the Committee with regard to the Plan. The Chairman of the
Committee shall, if he or she elects, be the Chair of any such subcommittee, otherwise the members of the subcommittee shall elect from their number a Chair. The Committee may authorize one or more members of the Committee or any agent to execute or deliver any instrument or make any payment in its behalf.

     5.5 DECISIONS OF PLAN COMMITTEE ARE BINDING ON ALL PERSONS. The Committee (or its delegate) shall have the exclusive right, power, and authority, in its sole and absolute discretion, to administer, apply and interpret the Plan and any other Plan documents and to decide all matters arising in connection with the operation or administration of the Plan. Without limiting the generality of the foregoing, the Committee shall have the sole and absolute discretionary authority: (a) to take all actions and make all decisions with respect to the eligibility for, and the amount of, benefits payable under the Plan; (b) to formulate, interpret and apply rules, regulations and policies necessary to administer the Plan in accordance with its terms; (c) to decide questions, including legal or factual questions, relating to the calculation and payment of benefits under the Plan; (d) to resolve and/or clarify any ambiguities, inconsistencies and omissions arising under the Plan or other Plan documents;
(e) to decide for purposes of paying benefits hereunder, whether, based on the terms of the Plan, a termination of employment is for Good Reason or for Cause; and (f) except as specifically provided to the contrary in Section 5.12, to process and approve or deny, benefit claims and rule on any benefit exclusions. All determinations made by the Committee (or any delegate)

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with respect to any matter arising under the Plan and any other Plan documents shall be final, binding and conclusive on all parties.

     5.6 DELEGATION OF AUTHORITY. The Committee may delegate any and all of its powers and responsibilities hereunder to other persons by formal resolution filed with and accepted by the Board. Any such delegation shall not be effective until it is accepted by the Board and the persons designated and may be rescinded at any time by written notice from the Committee to the person to whom the delegation is made.

     5.7 RETENTION OF PROFESSIONAL ASSISTANCE. The Committee may employ such legal counsel, accountants and other persons as may be required in carrying out the provisions of the Plan.

     5.8 ACCOUNTS AND RECORDS. The Committee shall maintain such accounts and records regarding the fiscal and other transactions of the Plan and such other data as may be required to carry out its functions under the Plan and to comply with all applicable laws.

     5.9 COMPLIANCE WITH APPLICABLE LAW. The Company shall be deemed the Plan Administrator for the purposes of any applicable law and shall be responsible for the preparation and filing of any required returns, reports, statements or other filings with appropriate governmental agencies. The Company shall also be responsible for the preparation and delivery of information to persons entitled to such information under any applicable law.

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     5.10 LIABILITY. No member of the Committee and no officer, director or employee of the Company or any Affiliate shall be liable for any action or inaction with respect to his or her functions under the Plan unless such action or inaction is adjudged to be due to gross negligence, willful misconduct or fraud. Further, no member of the Committee shall be personally liable merely by virtue of any instrument executed by him or her or on his or her behalf as a member of the Committee.

     5.11 INDEMNIFICATION. Each Employer shall indemnify, to the full extent permitted by law and its Certificate of Incorporation and By-laws (but only to the extent not covered by insurance) its officers and directors (and any employee involved in carrying out the functions of such Employer under the Plan) and each member of the Committee against any expenses, including amounts paid in settlement of a liability, which are reasonably incurred in connection with any legal action to which such person is a party by reason of his or her duties or responsibilities with respect to the Plan, except with regard to matters as to which he or she shall be adjudged in such action to be liable for gross negligence, willful misconduct or fraud in the performance of his or her duties.

     5.12 CLAIMS PROCEDURE. Any claim by a Participant or Beneficiary ("Claimant") with respect to eligibility, participation, contributions, benefits or other aspects of the operation of the Plan shall be made in writing to the Secretary of the Company or such other person designated by the Committee from time to time for such purpose. If the designated person receiving a claim believes, following

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consultation with the Chairman of the Committee, that the claim should be denied, he or she shall notify the Claimant in writing of the denial of the claim within ninety (90) days after his or her receipt thereof (this period may be extended an additional ninety (90) days in special circumstances and, in such event, the Claimant shall be notified in writing of the extension). Such notice shall (a) set forth the specific reason or reasons for the denial making reference to the pertinent provisions of the Plan or of Plan documents on which the denial is based, (b) describe any additional material or information necessary to perfect the claim, and explain why such material or information, if any, is necessary, and (c) inform the Claimant of his or her right pursuant to this Section 5.12 to request review of the decision.

         A Claimant may appeal the denial of a claim by submitting a written request for review to the Committee, within sixty (60) days after the date on which such denial is received. Such period may be extended by the Committee for good cause shown. If the Claimant fails to appeal the denial of a claim within such sixty (60) day period (or such later date for filing an appeal as was granted by the Committee for good cause), the Committee's denial of the claim shall become conclusive and binding on all parties.

         If the Claimant does appeal the denial within the appropriate timeframe, the claim will then be reviewed by the Committee. A Claimant or his or her duly authorized representative may discuss any issues relevant to the claim, may review pertinent documents and may submit issues and comments in writing. If the

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Committee deems it appropriate, it may hold a hearing as to a claim. If a hearing is held, the Claimant shall be entitled to be represented by counsel. The Committee shall decide whether or not to grant the claim within sixty (60) days after receipt of the request for review, but this period may be extended by the Committee for up to an additional sixty (60) days in special circumstances. Written notice of any such special circumstances shall be sent to the Claimant. Any claim not decided upon in the required time period shall be deemed denied. All interpretations, determinations and decisions of the Committee with respect to any claim shall be made in its sole discretion based on the Plan and other relevant documents and shall be final, conclusive and binding on all persons.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

     6.1 AMENDMENT AND TERMINATION. The Company reserves the right, in its sole and absolute discretion, to amend, terminate or modify this Plan, in whole or in part, by action of the Board (or a duly authorized committee thereof) at any time and for any reason, provided that any amendment, termination or modification of the Plan shall not reduce the payment or benefits to which a Participant (and if applicable, the Participant's family) is entitled under the terms of the Plan as in effect immediately prior to the amendment, termination or modification. Following a Change in Control, this Plan may not be amended, modified or terminated, in whole or in part, with respect to any individuals who were Participants prior to the Change in Control.

     6.2 EFFECT OF TERMINATION. Upon termination of the Plan, the Plan shall remain in effect for the limited purpose of paying benefits that have prior thereto become due under the Plan.

                                  ARTICLE VII

                     PARTICIPATING EMPLOYERS AND SUCCESSORS

     7.1 PARTICIPATING EMPLOYERS. Upon approval by the Committee, this Plan may be adopted by any Affiliate of the Company. Upon such adoption, the Affiliate shall become an Employer hereunder and the provisions of the Plan shall be fully applicable to the Employees of that Affiliate. If the Affiliate ceases to qualify as an Affiliate under Section 1.2 of the Plan, it may by written agreement, but shall not be obligated to, continue the Plan as a separate plan and all reference to the "Company" shall become reference to the Affiliate. If this Plan is not specifically continued by the Affiliate, it shall terminate as to Employees of such Affiliate. If this Plan is specifically continued by the Affiliate, the Affiliate, but not the Company, shall be liable to the Employees of the Affiliate for any benefits due hereunder.

     7.2 SUCCESSORS. Subject to Section 6.1 hereof, the Company shall use its best efforts to require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term "Company", as used in this Plan, shall mean the Company as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of this Plan.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 CONFIDENTIAL INFORMATION.

          (a) A Participant shall hold in a fiduciary capacity for the benefit of the Employer all secret or confidential information, knowledge or data relating to the Employer and its respective businesses, (i) obtained by the Employee during his or her employment by the Employer and (ii) not otherwise public knowledge or known within the Employer's industry. After termination of the Participant's employment with the Employer, the Participant shall not, without prior written consent of the Employer, unless compelled pursuant to the order of a court or other body having jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than the Employer and those designated by it.

          (b) In the event of a possible breach of (a) above, each Participant will acknowledge, as a condition to the receipt of benefits under this Plan, that damages may not be an adequate remedy and agree that the Employer may obtain injunctive relief (in addition to its other remedies).

     8.2 RIGHTS OF EMPLOYEES. Nothing herein contained shall be held or construed to create any liability or obligation upon the Employer to retain any Employee in its service. All Employees shall remain subject to discharge or discipline to the same extent as if the Plan had not been put into effect.

     8.3 ACCELERATION. The Company reserves the right, but has no obligation, to accelerate any payments due hereunder and to pay such benefits at any time in a lump sum.

     8.4 HEADINGS. The headings of the Plan are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.

     8.5 USE OF WORDS. Whenever used in this instrument, a masculine pronoun shall be deemed to include the masculine and feminine gender, and a singular word shall be deemed to include the singular and plural, in all cases where the context so requires.

     8.6 CONTROLLING LAW. The construction and administration of the Plan shall be governed by the Employee Retirement Income Security Act of 1974, as amended. To the extent not so governed, it shall be governed by the laws of the State of Florida (without reference to its conflict of law provisions).

     8.7 WITHHOLDING. The Employer shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it reasonably believes it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to this Plan.

     8.8 SEVERABILITY. Should any provisions of the Plan be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions of the Plan unless such determination shall render impossible or impracticable the functioning of the Plan, and in such case, an appropriate provision or provisions shall be adopted so that the Plan may continue to function properly.

     8.9 INCOMPETENCY. In the event that the Committee finds that a Participant (or designated beneficiary) is unable to care for his or her affairs because of illness or accident, then benefits payable hereunder, unless claim has been made therefor by a duly appointed guardian, committee, or other legal representative, may be paid in such manner as the Committee shall determine, and the application thereof shall be a complete discharge of all liability for any payments or benefits to which such Participant (or designated beneficiary) was or would have been otherwise entitled under this Plan.

     8.10 PAYMENTS TO A MINOR. Any payments to a minor from this Plan may be paid by the Committee in its sole and absolute discretion (a) directly to such minor; (b) to the legal or natural guardian of such minor; or (c) to any other person, whether or not appointed guardian of the minor, who shall have the care and custody of such minor. The receipt by such individual shall be a complete discharge of all liability under the Plan therefor.

     8.11 ASSIGNMENT AND ALIENATION. The benefits payable under the Plan shall not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected

IN WITNESS WHEREOF, the Company has caused this instrument to be executed this 30th day of May, 2000.

                                   MERCANTILE BANK

                                   By: /s/ ROSS ROEDER
                                       --------------------------------
                                   Ross Roeder, Chairman,
                                   Compensation Committee


                                   ATTESTED BY:

                                   /s/ BARRY MILLER
                                   ------------------------------------
                                   Barry Miller, Secretary of the Board

Participating Employers:

                                    EXHIBIT A

                  MERCANTILE BANK EXECUTIVE SEVERANCE PAY PLAN

                             PARTICIPATION AGREEMENT

                  IN CONSIDERATION of the payments and benefits as expressly stated in the attached Mercantile Bank Executive Severance Pay Plan (the "Plan"), I, ___________________________ on behalf of myself, my heirs, executors, administrators and assigns, hereby agree that I (or my duly authorized representative) have read the Plan and I further agree to be bound by the provisions therein, including, without limitation, Section 3.4(b) of the Plan regarding Competition (as defined in the Plan), Section 3.4(c) of the Plan regarding nonsolicitation, and Section 8.1 regarding confidential information.

                  IN WITNESS WHEREOF I execute this Agreement this _____ day of _____________________, 2000.

Signed in the presence of

                           )
                           )

WITNESS:

________________________   )                       ________________________
                                                        (EMPLOYEE NAME)

                                    EXHIBIT B

                               ELIGIBLE EMPLOYEES

              TIER I                                TIER II

NAME                 DATE ELIGIBLE      NAME                 DATE ELIGIBLE
----                 -------------      ----                 -------------
ROBERT A. BLAKLEY    MAY 30, 2000       JOHN T. SICA         MAY 30, 2000
BARRY K. MILLER      MAY 30, 2000       GILBERT K. GRASS     MAY 30, 2000
DOUGLAS WINTON       MAY 30, 2000

                                    EXHIBIT C
                               EXCISE TAX GROSS UP

          (a) In the event that a Participant shall become entitled to payments and/or benefits provided by this Plan or any other amounts in the "nature of compensation" (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Company, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Code or any person affiliated with the Company or such person) as a result of such change in ownership or effective control (collectively, the "Company Payments"), and such Company Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed by any taxing authority), the Company shall pay to the Participant at the time specified in subsection (d) below an additional amount (the "Gross-up Payment") such that the net amount retained by the Participant, after deduction of any Excise Tax on the Company Payments and any U.S. federal, state, and for local income or payroll tax upon the Gross-up Payment provided for by this paragraph (a), but before deduction for any U.S. federal, state, and local income or payroll tax on the Company Payments, shall be equal to the Company Payments.

          (b) For purposes of determining whether any of the Company Payments and Gross-up Payments (collectively the "Total Payments") will be subject to the Excise Tax and the amount of such Excise Tax, (i) the Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Code Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the opinion of the Company's independent certified public accountants appointed prior to any change in ownership (as defined under Code Section 280G(b)(2)) or tax counsel selected by such accountants (the "Accountants"), such Total Payments (in whole or in part) either do not constitute "parachute payments," represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the "base amount" or are otherwise not subject to the Excise Tax, and (ii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

          (c) For purposes of determining the amount of the Gross-up Payment, the Participant shall be deemed to pay U.S. federal income taxes at the highest marginal rate of U.S. federal income taxation in the calendar year in which the Gross-up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant's residence for the calendar year in which the Company Payment is to be made, net of the maximum reduction in U.S. federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year. In the event that the Excise Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, the Participant shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the prior Gross-up Payment attributable to such reduction plus the portion of the Gross-up Payment attributable to the Excise Tax and U.S. federal, state and local income tax imposed on the portion of the Gross-up Payment being repaid by the Participant if such repayment results in a reduction in Excise Tax or a U.S. federal, state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Gross-up Payment to be refunded to the Company has been paid to any U.S. federal, state and local tax authority, repayment thereof (and related amounts) shall not be required until actual refund or credit of such portion has been made to the Participant, and interest payable to the Company shall not exceed the interest received or credited to the Participant by such tax authority for the period it held such portion. The Participant and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expense thereof) if the Participant's claim for refund or credit is denied.

          In the event that the Excise Tax is later determined by the Accountant or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

          (d) The Gross-up Payment or portion thereof provided for in subsection
(c) above shall be paid not later than the thirtieth (30th) day following an event occurring which subjects the Participant to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Participant on such day an estimate, as determined in good faith by the Accountant, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), subject to further payments pursuant to subsection
(c) hereof, as soon as the amount thereof can reasonably be determined, but in no event later than the ninetieth day after the occurrence of the event subjecting the Participant to the Excise Tax. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Participant, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

          (e) In the event of any controversy with the Internal Revenue Service (or other taxing authority) with regard to the Excise Tax, the Participant shall permit the Company to control issues related to the Excise Tax (at its expense), provided that such issues do not potentially materially adversely affect the Participant, but the Participant shall control any other issues. In the event the issues are interrelated, the Participant and the Company shall in good faith cooperate so as not to jeopardize resolution of either issue, but if the parties cannot agree, the Participant shall make the final determination with regard to the issues. In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, the Participant shall permit the representative of the Company to accompany the Participant, and the Participant and the Participant's representative shall cooperate with the Company and its representative.

          (f) The Company shall be responsible for all charges of the Accountant.

          (g) The Company and the Participant shall promptly deliver to each other copies of any written communications and summaries of any verbal communications with any taxing authority regarding the Excise Tax covered by this Exhibit B.